THURSDAY AUGUST 19, 9:13 AM EASTERN TIME

Company Press Release

SOURCE: HumaScan Inc.

HUMASCAN INC. CHANGES NAME TO CELL TECH INTERNATIONAL INCORPORATED AND EXECUTES REVERSE STOCK SPLIT

KLAMATH FALLS, Ore., Aug. 19 /PRNewswire/ -- HumaScan Inc.
(OTC Bulletin Board: HMSC - news) announced today that, having filed its Amended Certificate to the Certificate of Incorporation, the Company has changed its name to Cell Tech International Incorporated (OTC Bulletin Board: EFLI - news). Effective August 18, the Company began trading under its new name and symbol on the Over-the-Counter market. The Company's new symbol, EFLI, reflects Cell Tech's trademark "Energy for Life(R)".

The Company also executed a 1 for 10.8520933 reverse stock split, effective August 18. Shares issued and outstanding currently stand at 9,433,000 and authorized shares of common stock have been increased to 50,000,000.

Cell Tech also intends to apply to have its stock listed for trading on the Nasdaq National Market after it completes its audit for fiscal 1998, its 1998 Form 10-K, Form 10-Q for the period ended March 31, 1999 and Form 10-Q for the period ended June 30, 1999.

Marta C. Kollman, President and Chief Executive Officer of Cell Tech, stated, "The Cell Tech name reflects the new business direction of the Company since the closing of the transaction between HumaScan and The New Algae Company, Inc. and The New Earth Company, Inc. As the leading manufacturer and distributor of Super Blue Green(R) algae, with a unique niche in the marketplace, we have developed a targeted growth strategy designed to place Cell Tech at the forefront of the Nutraceutical industry. Our strategy includes expanding our market outside North America, building Internet sales, acquiring other complimentary nutritional supplement companies and continuing our focused research efforts on the effects of Super Blue Green(R) algae on human nutrition."

Ms. Kollman continued, "The timing of our name change and new symbol, ELFI, "Energy for Life(R)", coincided perfectly with the 11th Annual August Celebration for our top 700 distributors and their families. Our distributors are excited to finally have the opportunity to invest in a company that has become such a large part of their lives. During the Celebration we introduced two new Cell Tech products, a chewable algae tablet as well as a colon cleanser. Christian Drapeau, Director of Research and Development, also presented the Company's latest research results. Benefits of blue green algae were further tied to improved immune and nervous system functioning. In a paper presented June 15, 1999 at the 3rd World Congress of Brain Injury, blue-green algae nutritional supplements, when added to Dynamic NeuroTherapy, a treatment approach for mild traumatic brain injury, led to improved recovery outcomes for brain injuries and disorders."


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Cell Tech is the leading vertically integrated manufacturer and retailer of a broad line of high quality, value-priced nutritional supplements in the United States. For 17 years, the Company has been harvesting and distributing Aphanizomenon flos-aquae algae as a nutritional supplement under the trade name Super Blue Green(R) Algae. Cell Tech currently has over 90,000 distributors who sell its products throughout all 50 states, Puerto Rico, Guam and Canada. Cell Tech has also invested in research and development projects with several major universities including Massachusetts General Hospital, which is affiliated with Harvard University, Neuroscience Laboratory in New Mexico, Royal Victoria Hospital, and University of Illinois. In 1998, Cell Tech had sales of $70 million and net income of $3.2 million and had assets of $42 million and stockholders' equity of $32.6 million as of December 31, 1998.

Additional information is available on Cell Tech's worldwide website at www.celltech.com .

This release contains statements relating to future results of the Company and the Company's market share in the industry (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, market acceptance of the Company's marketing and merchandising concepts, changes in political and economic conditions, demand for and market acceptance of new and existing products, availability and development of new products, increased competition as well as other risks and uncertainties detailed from time to time in the filings of the Company with the Securities and Exchange Commission.

SOURCE: HumaScan Inc.



TUESDAY AUGUST 10, 8:32 AM EASTERN TIME
Company Press Release
SOURCE: HumaScan Inc.

HUMASCAN INC. COMPLETES AGREEMENT AND ACQUIRES THE NEW ALGAE COMPANY, INC. AND THE NEW EARTH COMPANY, INC. NEW YORK, Aug. 10 /PRNewswire/ -- HumaScan Inc. (OTC Bulletin Board: HMSC - news) announced today that on Friday, August 6, 1999, it completed its agreement and plan of reorganization with the stockholders of The New Earth Company, Inc. ("New Earth") and The New Algae Company, Inc. ("New Algae") dba "Cell Tech" ( http://www.celltech.com ). New Earth and New Algae also obtained a $15 million credit facility with Coast Business Credit, a division of Southern Pacific Bank. The proceeds from the credit facility were used to complete a dividend distribution to the shareholders of New Earth and New Algae and to pay off their existing secured creditor.


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Under the terms of agreement, the stockholders of New Earth and New Algae receive from the Company 13,000,000 shares of Common Stock and 748,507 shares of a new class of Series B Convertible Preferred Stock, which, upon the effect of the recapitalization, are convertible into 81,228,726 shares of Common Stock. The shares of Common Stock being issued in the agreement and upon conversion of the Preferred Stock will represent approximately 86 percent of the outstanding shares of Common Stock following the transaction, calculated on a fully diluted basis assuming the exercise of the Company's outstanding options and warrants that have an exercise price of $1.75 or less.

Marta Kollman, President and Chief Executive Officer of HumaScan, stated, "The combination of New Earth and New Algae with HumaScan is a new beginning for Cell Tech and will result in a number of exciting changes and developments for current and future shareholders of HMSC. As the leading manufacturer and distributor of Super Blue Green algae, with a unique niche in the marketplace, we plan to use the combined strengths of New Earth and New Algae to aggressively accelerate the Company to the forefront of the Nutraceutical industry." Cell Tech is the leading vertically integrated manufacturer and retailer of a broad line of high quality, value-priced nutritional supplements in the United States. It markets more than 48 products under the brand Super Blue Green(R). In 1998, Cell Tech had sales of $70 million and net income of $3.2 million and had assets of $42 million and stockholders' equity of $32.6 million as of December 31, 1998.

The majority shareholders of HumaScan have voted to change its name to Cell Tech International Incorporated and effect a 1:10.8520933 reverse stock split. The Company's board of directors are Donald P. Hateley, Chairman of the Board, a Los Angeles-based attorney & CPA with Hateley & Hampton, Marta C. Kollman, President and Chief Executive Officer, Justin Strauss, Secretary & Vice President of Marketing, Donald Anderson, Senior Scientist at Woods Hole Oceanographic Institution, Gerald Olsen, of the advertising agency Colle & McVoy and Chris Blaxland, HumaScan's former President and Chief Executive Officer.

The Company will apply to have its stock listed for trading on the Nasdaq National Market after it completes a number of steps including its audit for fiscal 1998, its 1998 Form 10-K, Form 10-Q for the period ended March 31, 1999 and Form 10-Q for the period ended June 30, 1999, files its Amended Certificate to the Certificate of Incorporation changing its name from HumaScan Inc. to Cell Tech International Incorporated and increases its authorized shares of common stock to 50,000,000. The conversion of the Series B Preferred Stock into shares of Common Stock will take place upon the approval of the Amended Certificate of Certificate of Incorporation by the Secretary of State for the State of Delaware.

For 17 years, since its founding in 1982 by Daryl and Marta Kollman, Cell Tech has been harvesting and distributing Aphanizomenon flos-aquae algae as a nutritional supplement under the trade name Super Blue Green(R) Algae. Cell Tech currently has over 90,000 distributors who sell its products throughout all 50 states, Puerto Rico, Guam and Canada. Cell Tech has also invested in research and development projects with several major universities including Massachusetts General Hospital, which is affiliated with Harvard University, Neuroscience Laboratory in New Mexico, Royal Victoria Hospital, and University of Illinois. Cell Tech plans


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to expand its market outside of North America, build its Internet sales, acquire other complimentary nutritional supplements companies and continue its research efforts on the effects of Super Blue Green(R) Algae on human nutrition.

The results of a recent study with Massachusetts General Hospital were announced in late March at the national meeting of the American Chemical Society, the world's largest scientific society. The study confirmed that Super Blue Green(R) Algae, when taken as a nutritional supplement, significantly reduces the amount of blood cholesterol in animals.

Donald P. Hateley, Chairman of the Board of HumaScan, said, "The completion of this transaction, which includes the credit facility obtained by New Earth and New Algae, will allow Cell Tech to implement its operational and expansion plans in a more efficient and effective manner and provide it with better access to the capital markets."

This release contains statements relating to future results of the Company and the Company's market share in the industry (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, market acceptance of the Company's marketing and merchandising concepts, changes in political and economic conditions, demand for and market acceptance of new and existing products, availability and development of new products, increased competition as well as other risks and uncertainties detailed from time to time in the filings of the Company with the Securities and Exchange Commission.

This release and the prior release are available on the Cell Tech's Worldwide website at www.celltech.com .

SOURCE: HumaScan Inc.



CONTACT PERSON
Chris Blaxland
(610) 971-2346

Donald P. Hateley
(310) 576-4758

FOR IMMEDIATE RELEASE
JULY 19, 1999

HUMASCAN, INC. ENTERS INTO AGREEMENT TO ACQUIRE THE NEW ALGAE COMPANY, INC. AND THE NEW EARTH COMPANY, INC.

July 19, 1999 -- HumaScan, Inc. (OTC Bulletin Board: HMSC) today announced that it has entered into an agreement to acquire The New Algae Company, Inc. and The New Earth


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Company, Inc. which do business under the name "Cell Tech." Under the agreement, HumaScan, in exchange for the stock of the Cell Tech companies, will issue to their stockholders, Marta C. Kollman and Daryl J. Kollman, shares of HumaScan's Common Stock and Series B Preferred Stock which will represent more than 92% of the outstanding equity and voting power of HumaScan. The existing HumaScan stockholders will own approximately 7.5% of the equity and voting power of HumaScan upon completion of the transaction. The Cell Tech companies will be operated as wholly owned subsidiaries of HumaScan.

Cell Tech is the leading vertically integrated manufacturer and retailer of a broad line of high quality, value-priced nutritional supplements in the United States. It markets more than 48 products under the brand Super Blue Green(R). In 1998, Cell Tech had sales of $70 million, net income of $3.2 million, assets of $42 million and stockholders' equity of $32.6 million.

After the closing, which is expected to occur by mid-August, HumaScan will change its name to Cell Tech International, Inc. and will be operated by the current management of Cell Tech. Its board of directors will consist of six members: Marta C. Kollman, Cell Tech's President and Chief Executive Officer; Justin Straus, its Vice President of Marketing; Donald P. Hateley, an attorney and CPA with the Los Angeles-based law firm of Hateley & Hampton; Donald Anderson, Senior Scientist at Woods Hole Oceanographic Institution; Gerald Olsen, of the advertising agency Colle & McVoy; and Chris Blaxland, HumaScan's current President and Chief Executive Officer. It is expected that, after the closing, Cell Tech International will apply to have its stock listed for trading on the Nasdaq National Market. It is also expected that the capital structure of the company will be changed through a reverse stock split and the conversion of the Series B Preferred Stock into shares of Common Stock.

For 17 years, since its founding in 1982 by Daryl and Marta Kollman, Cell Tech has been harvesting and distributing Aphanizomenon flos-aquae algae as a nutritional supplement under the trade name Super Blue Green(R) Algae. Cell Tech currently has over 90,000 distributors who sell its products throughout all 50 states, Puerto Rico, Guam and Canada. Cell Tech has also invested in research and development projects with several major universities including Massachusetts General Hospital, which is affiliated with Harvard University, Neuroscience Laboratory in New Mexico, Royal Victoria Hospital, and University of Illinois. Cell Tech plans to expand its market outside of North America, build its Internet sales, acquire other complimentary nutritional supplements companies and continue its research efforts on the effects of Super Blue Green(R) Algae on the body.

The results of a recent study with Massachusetts General Hospital were announced in late March at the national meeting of the American Chemical Society, the world's largest scientific society. The study confirmed that Super Blue Green(R) Algae, when taken as a nutritional supplement, significantly reduces the amount of blood cholesterol in animals.

Marta Kollman, Chief Executive Officer of Cell Tech, said, "hundreds of thousands of people take Super Blue Green(R) Algae everyday because of the many positive effects it has. We want to significantly increase the number of consumers of our products."


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As previously announced, HumaScan has discontinued its former breast disease detection business and is presently inactive.

The contemplated transactions are subject to the satisfaction of certain conditions customary in transactions of such nature. Wharton Capital Partners, a New York-based financial advisory firm and Hateley & Hampton are facilitating the transasction.

This release contains statements relating to future results of the Company and the Company's market share in the industry (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, market acceptance of the Company's marketing and merchandising concepts, changes in political and economic conditions, demand for and market acceptance of new and existing products, availability and development of new products, increased competition as well as other risks and uncertainties detailed from time to time in the filings of the Company with the Securities and Exchange Commission.